Exhibit 99.1

[LETTERHEAD OF OCCAM NETWORKS, INC.]

Occam Networks Announces NASDAQ Listing

SANTA BARBARA, Calif. – October 5, 2006 – Occam® Networks Inc. (OTCBB: OCNW), a supplier of innovative Ethernet- and IP-based loop carrier equipment to telecommunications companies, announced today that it has received approval from The NASDAQ Stock Market LLC to list its common shares on the NASDAQ Global Market under the symbol “OCNW.” The Company expects to begin trading on the NASDAQ Global Market on October 9, 2006. Until that time, the Company’s common shares will continue to trade on the NASD Electronic Bulletin Board (OTCBB).

About Occam Networks Inc.

Occam Networks Inc. develops and markets innovative Broadband Loop Carrier networking equipment that enable telephone companies to deliver voice, data and video services. Based on Ethernet and Internet Protocol (IP) technologies, Occam’s equipment allows telecommunications service providers to profitably deliver traditional phone services, as well as advanced voice-over-IP, residential and business broadband, and digital television services through a single, all-packet access network. Occam is headquartered in Santa Barbara, Calif. Additional information can be found at www.occamnetworks.com.

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